UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019 (February 1, 2019)

Del Frisco’s Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35611	20-8453116
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2900 Ranch Trail

Irving, TX 75063

(Address of Principal Executive Offices, including Zip Code)

(469) 913-1845

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Cooperation Agreement

Del Frisco’s Restaurant Group, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, “Engaged”), dated as of February 1, 2019, regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.

Pursuant to the Cooperation Agreement, the Company will increase the size of the Board to seven directors and appoint Joseph E. Reece as a Class III director with a term expiring at the Company’s 2021 annual meeting of stockholders. Under the terms of the Cooperation Agreement, Mr. Reece will be appointed to, and serve as the Chairman of, the Transaction Committee of the Board that is overseeing the Company’s previously-announced review of strategic alternatives.

The Cooperation Agreement further provides that, until the Company’s 2020 annual meeting of stockholders, for so long as Engaged beneficially owns at least 4.9% of the Company’s then outstanding Voting Securities (as such term is defined in the Cooperation Agreement), (1) the size of the Board will not exceed nine directors and (2) the Company will not seek to change the class in which any director serves.

Engaged has agreed to abide by certain standstill provisions during a standstill period commencing on the date of the Cooperation Agreement and ending on the first business day after the Company’s 2019 annual meeting of stockholders (the “Cooperation Period”). During the Cooperation Period, Engaged has agreed, among other things, not to (1) acquire ownership (beneficial or otherwise) of 15% or more of the Company’s Voting Securities, (2) nominate or recommend for nomination any person for election to the Board, (3) submit any proposal for consideration at, or bring any other business before, any stockholder meeting, or (4) solicit any proxy, consent, or other authority to vote of stockholders or conduct any other referendum (including any “withhold,” “vote no,” or similar campaign) with respect to, or from the holders of, Voting Securities.

At any stockholder meeting during the Cooperation Period, Engaged has agreed to vote its shares of the Company’s common stock (1) in favor of the slate of directors recommended by the Board, (2) against the election of any nominee for director not approved, recommended, and nominated by the Board for election, and (3) in accordance with the Board’s recommendation with respect to any other matter presented at any such meeting, subject to certain exceptions, including relating to business combination transactions.

During the Cooperation Period, each of the Company and Engaged also agreed not to pursue any legal proceeding against the other party, subject to certain customary exceptions. In addition, each of the Company and Engaged agreed to non-disparagement provisions applicable from the date of the Cooperation Agreement through the earliest to occur of (1) the date that is 30 days prior to the director nomination deadline for the Company’s 2020 annual meeting of stockholders, (2) the first business day after the public announcement by the Company of a business combination transaction, and (3) the first business day after the public announcement by the Company that the strategic review process has concluded without the Company entering into a business combination transaction (such period, the “Extended Cooperation Period”).

Under the terms of the Cooperation Agreement, the Company agreed (1) to amend the Rights Agreement, dated as of December 5, 2018, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”), such that the expiration of the Company’s preferred share purchase rights (the “Rights”) will occur on or before the date that is 10 business days after the date of the Cooperation Agreement and (2) that, during the Extended Cooperation Period, the Company will submit any stockholder rights plan adopted by the Company for ratification by the Company’s stockholders at the next stockholder meeting to occur after such adoption.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment No. 1 to Rights Agreement

On February 1, 2019, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement.

The Rights Agreement Amendment accelerates the expiration of the Rights from the close of business on December 4, 2019 to the close of business on February 4, 2019, and the Rights Agreement will terminate at such time. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Amendment No. 1 to Rights Agreement” is incorporated herein by reference.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Amendment No. 1 to Rights Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Cooperation Agreement” is incorporated herein by reference.

Pursuant to the Cooperation Agreement described above in Item 1.01, on February 1, 2019, the Board increased the size of the Board, appointed Joseph E. Reece as a Class III director, and appointed him as the Chairman of the Transaction Committee of the Board.

Mr. Reece is the Founder and Chief Executive Officer of Helena Capital. He was Head of the Investment Bank for the Americas for UBS Group AG from 2017 to 2018. Prior to that, he spent 18 years with Credit Suisse, including most recently as Global Head of Equity Capital Markets. Mr. Reece began his career at the United States Securities and Exchange Commission (“SEC”), where he served as Special Counsel. He subsequently practiced law with Skadden, Arps, Slate, Meagher & Flom LLP in Los Angeles in the Corporate Practice Group. Mr. Reece is a graduate of Georgetown University Law Center and the University of Akron.

For his service as non-employee director, Mr. Reece will be entitled to receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2018.

There are no related party transactions between the Company and Mr. Reece that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on December 6, 2018, the Company filed a Certificate of Designations of Series B Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers, and preferences of the Series B Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”). Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD.

On February 4, 2019, the Company issued a press release addressing the matters described in this Current Report on Form 8-K and such press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series B Preferred Stock of Del Frisco’s Restaurant Group, Inc., dated February 1, 2019.

4.1	Amendment No. 1, dated February 1, 2019, to Rights Agreement, dated as of December 5, 2018, between Del Frisco’s Restaurant Group, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Cooperation Agreement, dated February 1, 2019, by and among Del Frisco’s Restaurant Group, Inc. and Engaged Capital, LLC and certain of its affiliates.

99.1	Press Release, dated February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, INC.

By:	/s/ Norman Abdallah
Name:	Norman Abdallah
Title:	Chief Executive Officer

Date: February 4, 2019